EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Battle Mountain Canada Ltd. on Form S-8 and the related prospectus of our report dated June 27, 1996 on our audit of the financial statements of Lihir Gold Limited as of December 31, 1995, and for the year then ended, which report is included in Form 10-K/A for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND
    Coopers & Lybrand

    Port Moresby, Papua New Guinea
    October 18, 1996